                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             Bed Bath & Beyond Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [BED BATH & BEYOND LOGO]

[BED BATH & BEYOND LETTERHEAD]

                                          May 22, 2000

Dear Shareholder:

     We are pleased to invite you to attend the Company's 2000 Annual Meeting of Shareholders on Thursday, June 29, 2000. The meeting will begin at 9:00 a.m. at the Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey.

     The Notice of Annual Meeting and Proxy Statement that follow this letter describe the matters to be voted on during the meeting. You will be asked to elect two directors, ratify the appointment of auditors, ratify the adoption of the Bed Bath & Beyond 2000 Stock Option Plan and vote on a shareholder proposal. Your Board of Directors recommends a vote FOR the election of the two directors, FOR the ratification of the appointment of auditors and FOR ratification of the adoption of the Stock Option Plan. Your Board of Directors recommends a vote AGAINST the shareholder proposal.

     Your proxy card and the Company's 1999 Annual Report are also enclosed.

     Whether or not you plan to attend in person, please read the proxy statement and vote your shares. You are requested to sign, date and mail the enclosed proxy at your earliest convenience in the enclosed postage-paid envelope.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                          /s/ Warren Eisenberg
                                          ---------------------
                                          Warren Eisenberg
                                          Co-Chairman and
                                          Co-Chief Executive Officer

                                          /s/ Leonard Feinstein
                                          ---------------------
                                          Leonard Feinstein
                                          Co-Chairman and
                                          Co-Chief Executive Officer

                             BED BATH & BEYOND INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 29, 2000

TIME..........................   9:00 A.M. on Thursday, June 29, 2000

PLACE.........................   Headquarters Plaza Hotel
                                 3 Headquarters Plaza
                                 Morristown, New Jersey

ITEMS OF BUSINESS.............   (1)  To elect two directors for three years
                                      until the Annual Meeting in 2003 and until their successors have been elected and qualified (Proposal 1).

                                 (2) To ratify the appointment of KPMG LLP as independent auditors for the 2000 fiscal year (Proposal 2).

                                 (3) To ratify the adoption of the 2000 Stock Option Plan (Proposal 3).

                                 (4)  To vote on a shareholder proposal
                                      (Proposal 4).

                                 (5)  To transact such other business as may
                                      properly be brought before the meeting or any adjournment or adjournments.

RECORD DATE...................   You can vote if you are a shareholder of record
                                 on May 12, 2000.

ANNUAL REPORT.................   Our 1999 Annual Report, which is not a part of
                                 the proxy soliciting material, is enclosed.

PROXY VOTING..................   It is important that your shares be represented
                                 and voted at the meeting. We hope you will attend the meeting. Whether or not you plan to attend, we urge you to fill out the enclosed proxy card and return it to us in the envelope provided. No postage is required.

May 22, 2000                       Warren Eisenberg
                                    Co-Chairman and Co-Chief Executive Officer

                                   Leonard Feinstein
                                    Co-Chairman and Co-Chief Executive Officer

                                                  BED BATH & BEYOND INC.
                                                  650 LIBERTY AVE.
                                                  UNION, NEW JERSEY 07083

                                PROXY STATEMENT
--------------------------------------------------------------------------------

     The proxy materials are delivered in connection with the solicitation by the Board of Directors of Bed Bath & Beyond Inc. (the "Company," "we," or "us"), a New York corporation, of proxies to be voted at our 2000 Annual Meeting of Shareholders and at any adjournment or adjournments.

     You are invited to attend our Annual Meeting of Shareholders on June 29, 2000, beginning at 9:00 a.m. The Meeting will be held at the Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey.

     This Proxy Statement, the proxy card and our 1999 Annual Report are being mailed starting May 22, 2000.

SHAREHOLDERS ENTITLED TO VOTE

     Holders of record of the Company's common stock at the close of business on May 12, 2000 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 141,301,404 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

PROXIES

     YOUR VOTE IS IMPORTANT. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote in person. You may revoke your proxy at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Secretary of the Company or by attending the Annual Meeting and voting by ballot. Each properly executed proxy not revoked will be voted at the meeting in accordance with the instructions contained in the proxy.

ITEMS OF BUSINESS

     It is proposed that action will be taken at the Annual Meeting:

- to elect two directors to hold office until the Annual Meeting in 2003 and until their successors have been elected and qualified (Proposal 1);

- to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending March 3, 2001 (Proposal 2);

- to ratify the adoption of the Bed Bath & Beyond Inc. 2000 Stock Option Plan (Proposal 3); and

-  to vote on a shareholder proposal (Proposal 4).

     The Board of Directors knows of no other business to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. At the date this Proxy Statement went to press, we did not know of any other matters to be presented at the Annual Meeting.

PROXY SOLICITATION

     We will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by directors or employees of the Company. The Company has engaged D.F. King & Co., Inc., for a fee to be determined, to assist in the solicitation of proxies. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons. If you have any questions pertaining to any of the items of business to be voted on at the Annual Meeting you can call us, toll free, at (800) 328-6466, extension 4550 or extension 4554.

REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

     A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

     The affirmative vote of a majority of the votes cast is required to approve Proposals 2, 3 and 4. Abstentions and broker "non-votes" are not counted for purposes of approving these proposals.

     A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable New York Stock Exchange rules, all of the proposals to be considered at the meeting are "discretionary" items upon which New York Stock Exchange member brokerage firms that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

                       ELECTION OF DIRECTORS (PROPOSAL 1)
--------------------------------------------------------------------------------

     The Board of Directors is divided into three classes each with a staggered three year term of office. The current number of directors is six. Two Directors will be elected at the Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2003.

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the two nominees, unless you indicate on the proxy card that your vote should be withheld from one or both of the nominees. Each nominee elected as a Director will continue in office until a successor has been elected.

     The Board of Directors has nominated Steven H. Temares and Klaus Eppler, who are current Directors of the Company whose terms of office expire at the 2000 Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

     The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting are set forth below:

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2003

                                                                       NUMBER OF SHARES OF COMMON
    NAME AND AGE AS OF      POSITION, PRINCIPAL OCCUPATION, BUSINESS   STOCK OWNED BENEFICIALLY AND
       MAY 1, 2000          EXPERIENCE AND DIRECTORSHIPS               PERCENT OF CLASS
--------------------------  -----------------------------------------  ----------------------------
Steven H. Temares....   41  Chief Operating Officer, President and                 287,000(1)*
                            Director. Chief Operating Officer since
                            1997. President and Director since June
                            1999. Executive Vice President from 1997
                            to 1999. Prior to 1997, Director of Real
                            Estate and General Counsel of the
                            Company.
Klaus Eppler.........   69  Practicing attorney. A partner in the law                1,675(2)*
                            firm of Proskauer Rose LLP, counsel to
                            the Company, since 1965. Director of the
                            Company since 1992. Mr. Eppler is also a
                            director of The Dress Barn, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                                                       NUMBER OF SHARES OF COMMON
    NAME AND AGE AS OF      POSITION, PRINCIPAL OCCUPATION, BUSINESS   STOCK OWNED BENEFICIALLY AND
       MAY 1, 2000                EXPERIENCE AND DIRECTORSHIPS         PERCENT OF CLASS
--------------------------  -----------------------------------------  ----------------------------
Warren Eisenberg.....   69  Co-Chief Executive Officer, Co-Chairman              5,395,416(3) (3.8%)
                            and Director. Co-Founder, Co-Chief
                            Executive Officer and Director of the
                            Company since 1971. Chairman 1992 to
                            1999.
Robert J. Swartz.....   74  Certified Public Accountant and Financial                2,057*
                            Consultant to various businesses. Until
                            1991 a partner in the accounting firm of
                            KPMG LLP and its predecessors. Director
                            of the Company since 1992. Mr. Swartz is
                            also a director of Standard Motor
                            Products, Inc. and a Vice President of
                            Alco Capital Group, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                                                       NUMBER OF SHARES OF COMMON
    NAME AND AGE AS OF      POSITION, PRINCIPAL OCCUPATION, BUSINESS   STOCK OWNED BENEFICIALLY AND
       MAY 1, 2000                EXPERIENCE AND DIRECTORSHIPS         PERCENT OF CLASS
--------------------------  -----------------------------------------  ----------------------------
Leonard Feinstein....   63  Co-Chief Executive Officer, Co-Chairman              5,387,588(4) (3.8%)
                            and Director. Co-Founder, Co-Chief
                            Executive Officer and Director of the
                            Company since 1971. President 1992 to
                            1999. Mr. Feinstein is also a director of
                            Reckson Associates Realty Corp.
Robert S. Kaplan.....   42  Investment banker. A Managing Director or                2,016*
                            partner of Goldman, Sachs & Co. for more
                            than five years. Director of the Company
                            since 1994.

---------------
* Less than 1% of the outstanding common stock of the Company.

1. The shares shown as being owned by Mr. Temares include: (a) 5,000 shares owned by Mr. Temares individually; and (b) 282,000 shares issuable pursuant to stock options granted to Mr. Temares that are or become exercisable within 60 days.

2. Proskauer Rose LLP received fees for legal services from the Company during the fiscal year ended February 26, 2000 and the law firm is continuing to provide legal services to the Company during fiscal 2000.

3. The shares shown as being owned by Mr. Eisenberg include: (a) 142,816 shares owned by Mr. Eisenberg individually; (b) 400,000 shares issuable pursuant to stock options granted to Mr. Eisenberg that are or become exercisable within 60 days; (c) 352,600 shares owned by a foundation of which Mr. Eisenberg and his family members are trustees and officers; (d) 2,846,797 shares owned of record by Mr. Eisenberg's wife; and (e) 1,653,203 shares owned of record by a trust for the benefit of Mr. Eisenberg and his family members. Mr. Eisenberg has sole voting power with respect to the shares held by him individually but disclaims beneficial ownership of any of the shares not owned by him individually.

4. The shares shown as being owned by Mr. Feinstein include (a) 2,982,785 shares owned by Mr. Feinstein individually; (b) 400,000 shares issuable pursuant to stock options granted to Mr. Feinstein that are or become exercisable within 60 days; (c) 351,600 shares owned by a foundation of which Mr. Feinstein and his family members are trustees and officers; and (d) 1,653,203 shares owned of record by a trust for the benefit of Mr. Feinstein and his family members. Mr. Feinstein has sole voting power with respect to the shares held by him individually but disclaims beneficial ownership of any of the shares not owned by him individually.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held five meetings during fiscal 1999.

     The Board of Directors has an Audit Committee, currently consisting of Messrs. Swartz, Eppler and Kaplan. The functions of this Committee include recommending to the Board the engagement or discharge of independent auditors, directing investigations into matters relating to audit functions, discussing with the auditors their review of the Company's quarterly results and the results of their audit and reviewing the Company's internal accounting controls. The Audit Committee held four meetings during fiscal 1999.

     The Board of Directors has no standing nominating or compensation committees. Each of the Bed Bath & Beyond Inc. stock option plans is administered by two Stock Option Committees. One committee consists of Messrs. Swartz and Kaplan. This committee is authorized to grant stock options to senior officers of the Company. The second committee, which consists of Messrs. Eisenberg and Feinstein, is authorized to grant stock options to all eligible optionees other than senior officers. The Committees held no formal meetings in fiscal 1999, but acted by written consents.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Whenever any issues which involve the compensation of Messrs. Eisenberg, Feinstein and Temares have arisen, the Board of Directors has appointed a special committee consisting of all of the outside directors to consider them. Messrs. Swartz, Eppler and Kaplan served on such a special committee in fiscal 1999. The Committee held three meetings during fiscal 1999 in addition to a number of telephone consultations. See above for information regarding Mr. Eppler's relationship with Proskauer Rose LLP, counsel to the Company.

DIRECTORS' COMPENSATION

     In fiscal 1999, each outside director was paid at the rate of $2,500 per quarter. Directors are permitted to receive all or a portion of such payments in the form of Common Stock.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     While decisions regarding salary levels for management personnel, other than the Co-Chief Executive Officers and the President, have been left to the Co-Chief Executive Officers, the Board of Directors has formulated general policies designed to enable the Company to reward qualified management personnel and key employees and to provide longer term incentives. The Board of Directors believes that long-term stock options will tend to provide incentives to management personnel as well as to align such incentives with shareholder return. Accordingly, the Stock Option Committees have granted options to a wide range of key employees with the specific number of options granted being commensurate with the degree of responsibility of the grantee's position.

     The special committee of outside directors in fiscal 1999 reviewed the compensation of the Co-Chief Executive Officers and the President. The committee determined that, in connection with his election as President and his addition to the Board of Directors, Mr. Temares' salary should be increased from $400,000 a year to $550,000 a year. The committee also determined not to change the salary of either of the Co-Chief Executive Officers, which salary has remained unchanged since 1992. The committee recommended, and the Stock Option Committee which is authorized to grant options to officers and directors granted, options covering 200,000 shares of the Company's common stock to Mr. Temares and 400,000 shares to each of Messrs. Eisenberg and Feinstein. In determining the number of options granted to the Co-Chief Executive Officers, the Stock Option Committee for senior officers considered that while options had generally been granted annually to other management personnel, no options had been granted to Messrs. Eisenberg and Feinstein since 1997. After the end of fiscal 1999, the Committee determined that Messrs. Eisenberg, Feinstein and Temares should be considered for grants of options on an annual basis along with other key employees.

                    BOARD OF DIRECTORS

                    Warren Eisenberg
                    Klaus Eppler
                    Leonard Feinstein
                    Robert S. Kaplan
                    Robert J. Swartz
                    Steven H. Temares

INFORMATION CONCERNING OTHER NAMED EXECUTIVE OFFICERS AND SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS
--------------------------------------------------------------------------------

                                                                      NUMBER OF SHARES OF
                                                                      COMMON STOCK BENEFICIALLY
              NAME                             POSITION               OWNED AND PERCENT OF CLASS
              ----                             --------               --------------------------
Arthur Stark                       Senior Vice President -- Chief                280,000(1)*
                                   Merchandising Officer
Matthew Fiorilli                   Senior Vice President -- Stores               288,400(2)*
Putnam Investments Inc.                                                       16,002,994(3) (11.3%)
One Post Office Square
Boston, Massachusetts 02109
FMR Corp.                                                                      9,846,044(4) (7.0%)
82 Devonshire Street
Boston, Massachusetts 02109
All Directors and Executive                                                   11,719,552(5) (8.3%)
  Officers as a Group (10
  persons)

---------------
* Less than 1% of the outstanding common stock of the Company.

1. The shares shown as being owned by Mr. Stark include: (a) 10,000 shares owned by Mr. Stark individually; and (b) 270,000 shares issuable pursuant to stock options that are or become exercisable within 60 days.

2. The shares shown as being owned by Mr. Fiorilli include: (a) 286,000 shares issuable pursuant to stock options granted to Mr. Fiorilli that are or become exercisable within 60 days; and (b) 2,400 shares owned by Mr. Fiorilli's minor children. Mr. Fiorilli disclaims beneficial ownership of these shares.

3. Information regarding Putnam Investments Inc., or Putnam, was obtained from a
   Schedule 13G, as amended, filed by Putnam with the SEC. The Schedule 13G states that Putnam and its parent corporation, Marsh & McLennan Companies, Inc. are deemed to have beneficial ownership of the 16,002,994 shares of common stock. The Schedule 13G also states that 15,280,274 of the 16,002,994 shares are held by registered investment companies and/or other investment advisory clients in accounts managed by Putnam Investment Management, Inc., a registered investment adviser and a subsidiary of Putnam, and 722,720 of the 16,002,994 shares are held by registered investment companies and/or other investment advisory clients in accounts managed by The Putnam Advisory Company, Inc., a registered investment adviser and a subsidiary of Putnam. The Schedule 13G also states that Putnam Investment Management, Inc., which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients, have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients. The Schedule 13G further states that Marsh & McLennan Companies, Inc. and Putnam declare that the filing of the Schedule 13G shall not be deemed an admission by either or both or them that they are, for the purposes of Section 13(d) or 13(g), the beneficial owner of any securities covered by the Schedule 13G, and further state that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the
   Schedule 13G.

4. Information regarding FMR Corp., or FMR, was obtained from a Schedule 13G, as amended, filed by FMR with the SEC. The Schedule 13G states that FMR is deemed to have beneficial ownership of the 9,846,044 shares of common stock. The Schedule 13G also states that Fidelity Management and Research Company, or Fidelity, a registered investment adviser, is the beneficial owner of 9,639,490 of the 9,846,044 shares as a result of acting as an investment adviser to various registered investment companies. The Schedule 13G also states that Edward C. Johnson 3d (Chairman of FMR), FMR and the funds each have sole power to dispose of the 9,639,490 shares owned by the funds. The
   Schedule 13G also states that neither FMR nor Mr. Johnson have sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Fidelity funds' Boards of Trustees. The Schedule 13G also states that Fidelity Management Trust Company is the beneficial owner of 206,554 of the 9,846,044 shares as a result of serving as investment manager of the institutional accounts. Mr. Johnson and FMR each have sole power to dispose of 206,554 shares, sole power to vote or direct the voting of 154,454 shares and no power to vote or direct the voting of 52,100 shares owned by the institutional accounts. The Schedule 13G further states that Strategic Advisers, Inc., a registered investment adviser, provides investment advisory services to individuals; it does not have sole power to vote or direct the voting of shares of certain securities held for clients, but does have sole dispositive power over such securities. The Schedule 13G states that FMR's beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc.

5. Includes shares of common stock as indicated in footnotes 1 to 4 to the table regarding directors and footnotes 1 and 2 to this table.

                       APPROVAL OF AUDITORS (PROPOSAL 2)
--------------------------------------------------------------------------------

     The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP to serve as our independent auditors for 2000, subject to the approval of our shareholders.

     Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

     The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. If the proposal is not approved, other certified public accountants will be considered upon recommendation of the Audit Committee.

Even if the proposal is approved, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

                APPROVE AND RATIFY THE ADOPTION OF THE COMPANY'S
                      2000 STOCK OPTION PLAN (PROPOSAL 3)
--------------------------------------------------------------------------------

     On March 1, 2000, the Board of Directors adopted the Bed Bath & Beyond Inc. 2000 Stock Option Plan, subject to shareholder ratification.

     Substantial increases in our net sales and net earnings for fiscal 1999 were achieved, in large measure, as a result of the intense efforts of our dedicated employees. One of the major challenges facing the Company is our ability to recruit, retain and motivate talented employees, especially given the historically low unemployment rate for United States workers in general and the labor shortage in particular professional categories (such as planning, allocation and distribution specialists, information technologists and e-service professionals) which are of critical importance to the Company's growth prospects.

     The Company has utilized stock options as an important part of its program to recruit, retain and motivate a wide range of key employees including department managers, store managers and buying office personnel. Stock options have been granted to hundreds of our key employees in each of the last several years. As of May 1, 2000, only approximately 300,000 shares remained available for future grants of options under our existing stock option plans. Given the growth of our organization, in order to continue our efforts to achieve favorable financial results, the remaining amount of options available under existing option plans will not be adequate to meet the Company's need for the remainder of fiscal 2000. Therefore, the Board of Directors adopted the Plan to enable us to continue our program of offering employees long term performance based compensation which the Board of Directors believes is essential for the Company to continue to recruit, retain and motivate our key employees.

     The 2000 Plan provides for the granting of up to 6,000,000 shares of common stock, subject to adjustment under certain circumstances. The Plan:

- provides that the number of options that may be granted over the ten year life of the Plan to any one individual pursuant to the Plan is limited to 600,000 shares;

- provides that the number of options that may be granted to any one individual for any calendar year under the Plan is 200,000 shares;

-  prohibits option repricing in any form; and

-  prohibits the granting of options at below fair market value.

     The Company has not granted any options at less than fair market value. While the 1992, 1996 and 1998 Stock Option Plans and the 2000 Plan permit the granting of "incentive stock options", the Company has only granted options which are not incentive stock options and which enable the Company to have the benefit of an income tax deduction when options are exercised.

     The full text of the 2000 Plan is attached to this Proxy Statement as Exhibit A. The principal provisions of the Plan and information concerning tax consequences are described below.

OPERATION OF THE PLAN

     The Stock Option Committees will administer the Plan. The Stock Option Committees will determine to whom options will be granted, the number of shares subject to an option, the type of option granted, the exercise price and the terms upon which options vest and are exercisable. All officers, directors and employees of the Company and other parties who perform services for the Company are eligible to participate in the Plan. There are currently approximately 12,000 officers, directors and employees of the Company.

     The Board of Directors may not materially alter the terms of the Plan without the approval of shareholders. Examples of when the Board of Directors must have the approval of the shareholders for an amendment to the Plan include:

- to increase the maximum number of shares that may be issued (except upon changes in capitalization as specified in the Plan);

-  to change the group of individuals eligible to receive options;

-  to reduce the price at which options may be granted; or

-  to extend the time within which options may be granted.

     An option may not be granted at less than 100% of the fair market value of the stock on the date of the grant. Fair market value is determined by the relevant Stock Option Committee. On May 15, 2000, the fair market value of a share of the Company's common stock was $38.875 which was the mean between the high and low sales prices on the NASDAQ market system that day. After an option has been granted, the exercise price may not be reduced.

     All unexercised options expire at the end of their specified term. They may terminate earlier because of the option holder's termination of employment, retirement, death or breach of any provision of the option. The latest date on which an option may be exercised is ten years from the date that the option was granted. Shares under options that have terminated or lapsed may be made subject to further options or awards.

FEDERAL TAX CONSEQUENCES OF NON-QUALIFIED STOCK OPTIONS

     A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising this option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

     The affirmative vote of a majority of the votes cast is required for the ratification of the adoption of the 2000 Plan.

     It is anticipated that options for an aggregate of more than 1,000,000 shares have been and will be granted during fiscal 2000 out of the 2000 Plan to all employees other than executive officers.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE ADOPTION OF THE 2000 PLAN.

                       SHAREHOLDER PROPOSAL (PROPOSAL 4)
--------------------------------------------------------------------------------

We have been notified that the following shareholder proposal will be presented for consideration at the Annual Meeting. Promptly upon receipt of an oral or written request we will provide you with the name and address of, and number of shares held by, the proponent of the shareholder proposal.

RESOLVED: The Shareholders request that:

1. The Board Nominating Committee make a greater effort to locate qualified women and persons of color as candidates for nomination to the board;

2. The board issue a public statement committing the Company to a policy of board inclusiveness, with a program of steps to be taken and the time line expected to move in that direction;

3. The Company provide to shareholders, at reasonable expense, a report by September 2000, which includes a description of:

     a. Efforts to encourage diversified representation on the board;

     b. Criteria for board qualification;

     c. The process of selecting board nominees; and

     d. The selection process for board committee members.

SHAREHOLDER'S SUPPORTING STATEMENT

     Employees, customers, and stockholders make up a greater diversity of backgrounds than ever before. We believe that the board composition of major corporations should reflect the people in the workforce and marketplace of the Twenty-first Century if our company is going to remain competitive.

     The Department of Labor's 1995 Glass Ceiling Commission reported ("Good for
Business: Making Full Use of the Nation's Human Capital") that diversity and inclusiveness in the workplace positively impact the bottom line. A Covenant Fund report of S&P 500 companies revealed that "...firms that succeed in shattering their own glass ceiling racked up stock-market records that were nearly 2.5 times better than otherwise-comparable companies."

     The Investor Responsibility Research Center (IRRC) reports that in 1996, inclusiveness at senior management levels was only at 12 percent for the over 39,000 companies required to submit the EEO-1 Report. The Glass Ceiling Commission reported that companies select from only half of the available talent within the U.S. workforce.

     If we are to be prepared for the 21(st) Century, we must learn how to compete in an increasingly diverse global marketplace, by promoting and selecting the best qualified people regardless of race, gender or physical challenge. Sun Oil's CEO Robert Campbell stated (Wall Street Journal, 8/12/96):
"Often what a woman or minority person can bring to the board is some perspective a company has not had before -- adding some modern-day reality to the deliberation process. Those perspectives are of great value, and often missing from an all-white, male gathering. They can also be inspirational to the company's diverse workforce."

     We believe that the judgment and perspectives of a diverse board will improve the quality of corporate decision-making. A growing proportion of stockholders is attaching value to board inclusiveness, since the board is responsible for representing shareholder interests in corporate meetings. The Teachers Insurance and Annuity Association and College Retirement Equities Fund, the largest U.S. institutional investor, recently issued a set of corporate governance guidelines which included a call for "diversity of directors by experience, sex, age, and race."

     We therefore urge our company to enlarge its search for qualified board members.

COMPANY'S STATEMENT IN OPPOSITION

     The Company agrees with the merits of achieving a diverse work force in all aspects of Company governance and operations, and the Company has and expects to continue to work hard to bring diversity throughout the Company. The Company engages in regular reviews of our practices, procedures and guidelines to assure that our commitment to diversity is reflected in our operations. There are women and members of minority groups in management positions at virtually all levels of the Company, including two women Vice Presidents. It is the Company's policy and practice to recruit, hire, train, promote, transfer, compensate, and provide all other conditions of employment without regard to race, color, creed, religion, national origin, age, sex, marital status, lawful alien status, sexual orientation, physical or mental disability, citizenship status or veteran status.

     In addition to the Co-Chairmen and Co-Chief Executive Officers and the President and Chief Operating Officer of the Company, the current Board of Directors consists of three outside independent directors, all of whom own shares of common stock in the Company. The independent directors have a diversity of experience and provide assistance to the senior management of the Company in important non-operational areas.

     Just as the Company's employment decisions are based on operating needs, the principal criteria in selecting an individual for Board membership is the individual's qualifications, experience and the ability to contribute to the enhancement of shareholder value without regard to gender, minority or other status.

     The proponents of the shareholder proposal cite a report that companies with diversified boards have better stock market records. The Company has reported eight consecutive years of record earnings, and has annually recorded consistently high returns on shareholders' equity, since its initial public offering in 1992. The stock price performance graph included in this Proxy Statement indicates that the shareholder return on the common stock of the Company far exceeds the shareholder return on the S&P 500 companies cited in the report.

     The shareholder proposal would require the Board of Directors to provide by a deadline date a report describing its efforts, criteria and process of achieving board inclusiveness and issue a public statement committing the Company to a policy of board inclusiveness, establishing a timetable for achieving it. The Board of Directors does not believe that this proposal would serve shareholder interests. An almost identical proposal was brought last year, and almost 90% of the shareholders voted against it. The Board of Directors believes that the shareholder proposal is inappropriately restrictive, would unduly limit the Company in its selection of directors, would involve substantial cost in time and effort without any commensurate benefit, and would, therefore, be detrimental to the best interests of the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows the aggregate compensation earned by the Company's two Co-Chief Executive Officers and the three other highest paid executive officers of the Company for services rendered in fiscal 1997, 1998 and 1999.

                                                    ANNUAL                     LONG TERM
                                                 COMPENSATION                COMPENSATION
                                            ----------------------   -----------------------------
                                                                      RESTRICTED      SECURITIES        ALL OTHER
            NAME AND                                         BONUS      STOCK         UNDERLYING       COMPENSATION
       PRINCIPAL POSITION          YEAR     SALARY ($)        ($)    AWARD(S) ($)   OPTIONS (#)(A)         ($)
       ------------------          ----     ----------       -----   ------------   --------------     ------------
Warren Eisenberg................   1999     750,000(b)         0          0            400,000           321,468(c)
  Co-Chairman and                  1998     750,000(b)         0          0                  0           318,439(c)
  Co-Chief Executive Officer       1997     750,000(b)         0          0            500,000           317,758(c)
Leonard Feinstein...............   1999     750,000(d)         0          0            400,000           271,972(e)
  Co-Chairman and                  1998     750,000(d)         0          0                  0           261,050(e)
  Co-Chief Executive Officer       1997     750,000(d)         0          0            500,000           258,381(e)
Steven H. Temares...............   1999     525,000(f)         0          0            200,000                 0
  President and                    1998     383,000(f)         0          0            100,000                 0
  Chief Operating Officer          1997     292,000(f)         0          0            100,000                 0
Arthur Stark....................   1999     350,000(f)         0          0             50,000                 0
  Senior Vice President --         1998     304,000(f)         0          0             40,000                 0
  Chief Merchandising Officer      1997     256,000(f)         0          0             25,000                 0
Matthew Fiorilli................   1999     340,000(f)         0          0             50,000                 0
  Senior Vice President --         1998     294,000(f)         0          0             40,000                 0
  Stores                           1997     251,000(f)         0          0             25,000                 0

---------------
(a) Number of securities underlying options is as of the date of grant and does not reflect a two-for-one stock split, in the form of a 100% dividend, distributed on July 31, 1998.

(b) Mr. Eisenberg is employed by the Company pursuant to an employment agreement. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(c) Includes: (i) certain personal benefits provided by the Company to Mr. Eisenberg in fiscal 1997, 1998 and 1999 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $16,573, $21,475, and $27,157, respectively;
    (ii) insurance premiums in the amount of approximately $1,813, $782 and $1,798 in fiscal 1997, 1998 and 1999, respectively, paid by the Company in respect of certain insurance policies; and (iii) other premium payments under the Insurance Policies (as defined below) of $299,372 in fiscal 1997, $296,182 in fiscal 1998 and $292,513 in fiscal 1999. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(d) Mr. Feinstein is employed by the Company pursuant to an employment agreement. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(e) Includes: (i) certain personal benefits provided by the Company to Mr. Feinstein in fiscal 1997, 1998 and 1999 (such as the use of Company cars for non-business purposes and tax preparation services) at an aggregate cost to the Company of approximately $16,525, $21,721 and $34,274, respectively;
    (ii) insurance premiums in the amount of approximately $1,813, $782 and $899 in fiscal 1997, 1998 and 1999, respectively, paid by the Company in respect of certain insurance policies; and (iii) other premium payments under the Insurance Policies of $240,043 in fiscal 1997, $238,547 in fiscal 1998 and $236,799 in fiscal 1999. See "Agreements with Messrs. Eisenberg and Feinstein" below.

(f) Messrs. Temares, Stark and Fiorilli are employed by the Company pursuant to agreements described below under "Agreements with Messrs. Temares, Stark and Fiorilli."

                                 STOCK OPTIONS

     The following table sets forth information as of February 26, 2000 for each of the executive officers of the Company named in the Summary Compensation Table with respect to options granted during fiscal 1999 and their potential value (at the end of the option term assuming certain levels of appreciation of the Company's Common Stock).

OPTION GRANTS IN FISCAL 1999

                                                                                         POTENTIAL REALIZABLE VALUE
                        NUMBER OF    PERCENT OF TOTAL                                     AT ASSUMED ANNUAL RATES
                       SECURITIES        OPTIONS        EXERCISE OR                     OF STOCK PRICE APPRECIATION
                       UNDERLYING       GRANTED TO         BASE                                FOR OPTION(1)
                         OPTIONS       EMPLOYEES IN        PRICE                        ----------------------------
        NAME           GRANTED(#)      FISCAL YEAR       ($/SHARE)    EXPIRATION DATE      5%($)          10%($)
        ----           -----------   ----------------   -----------   ---------------   ------------   -------------
Warren Eisenberg.....   400,000(2)        14.46%          $29.53          8/13/09        7,428,880      18,826,242
Leonard Feinstein....   400,000(2)        14.46%          $29.53          8/13/09        7,428,880      18,826,242
Steven H. Temares....   200,000(3)         7.23%          $29.53          8/13/09        3,714,440       9,413,121
Arthur Stark.........    50,000(4)         1.81%          $32.25          5/26/09        1,014,093       2,569,910
Matthew Fiorilli.....    50,000(4)         1.81%          $32.25          5/26/09        1,014,093       2,569,910

---------------
(1) The dollar amounts under these columns are the result of calculations at the hypothetical rates of 5% and 10% set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

(2) Options to purchase 400,000 shares were granted to each of Messrs. Eisenberg and Feinstein on August 13, 1999 and are exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

(3) Options to purchase 200,000 shares were granted to Mr. Temares on August 13, 1999 and are exercisable in five equal annual installments commencing on the first anniversary of the date of grant.

(4) Options to purchase 50,000 shares were granted to each of Messrs. Stark and Fiorilli on May 26, 1999 and are exercisable in five equal annual installments commencing on the third anniversary of the date of grant.

FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each of the named executive officers with respect to option exercises during fiscal 1999 and the value of outstanding or unexercised options held as of February 26, 2000.

                                                            NUMBER OF SECURITIES        VALUE OF THE UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS AT                    OPTIONS AT
                            SHARES                          FEBRUARY 26, 2000(1)          FEBRUARY 26, 2000(2)
                          ACQUIRED ON                    ---------------------------   ---------------------------
                           EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          NAME              (#)(1)           ($)             (#)            (#)            ($)            ($)
          ----            -----------   --------------   -----------   -------------   -----------   -------------
Warren Eisenberg(3).....        --               --        400,000       1,000,000      3,325,000      4,987,500
Leonard Feinstein(3)....        --               --        400,000       1,000,000      3,325,000      4,987,500
Steven H. Temares.......    58,000        1,918,809        200,000         648,000      2,605,931      4,197,864
Arthur Stark............        --               --        230,000         280,000      4,438,119      2,312,907
Matthew Fiorilli........        --               --        264,000         312,000      4,957,079      2,950,805

---------------
(1) Reflects two-for-one stock splits distributed in 1993, 1996 and 1998.

(2) Represents the difference between the closing market price of the Common Stock on February 25, 2000 of $23.9375 per share and the exercise price per share of the options, multiplied by the number of shares underlying the options.

(3) The options granted to Messrs. Eisenberg and Feinstein may be assigned by them to their respective spouses and descendants or to trusts for their benefit.

                AGREEMENTS WITH MESSRS. EISENBERG AND FEINSTEIN

     Messrs. Eisenberg and Feinstein have employment agreements with the Company. Under these agreements they each receive a salary of $750,000 per year. This salary may be increased by the Board of Directors of the Company. Each agreement is for five years and expires on June 30, 2002 unless it is extended. However, at any time they choose, Mr. Eisenberg and/or Mr. Feinstein may elect senior status (i.e., to be continued to be employed to provide non-line executive consultative services) at an annual salary of $400,000 for a period (the "Senior Status Period") of up to ten years from the date of such election. The Company has the option at the expiration of the employment term to require the executive to commence the Senior Status Period and provide senior status services. While on senior status, the executive does not have to devote more than 50 hours in any three-month period to his consultative duties. The agreements contain non-competition, non-solicitation and confidentiality provisions. These provisions generally apply through the term of employment, including the Senior Status Period and any other time when salary payments are required to be made under the agreement. The agreements also provide for some of Messrs. Eisenberg's and Feinstein's employee benefits to continue during and after employment and the Senior Status Period. The agreements also provide that in the event of a change in control of the Company, Mr. Eisenberg and/or Mr. Feinstein may, at his option, terminate employment and receive three years' annual salary, if termination is prior to the Senior Status Period, and $200,000 times the number of years remaining in the Senior Status Period, if termination is during such Senior Status Period. Under the agreements, Messrs. Eisenberg and Feinstein can also terminate employment and be paid through the end of the term of employment and the Senior Status Period (or, if the Company chooses, in a lump sum on a present value discounted basis) if the executive is removed from or not reelected to any officer or director position or there is a material diminution in the executive's duties.

     The Company has "split dollar" insurance agreements with trusts established by each of Messrs. Eisenberg and Feinstein and their wives. Under these agreements, the Company contracted to pay a portion of the premiums payable on outstanding life insurance policies on the joint lives of each of Messrs. Eisenberg and Feinstein and their wives, each with aggregate face values of $30 million (the "Insurance Policies"), until earliest of (a) such time as the cash value of each Insurance Policy is sufficient to pay the premiums thereof, (b) the termination of the arrangement by surrender of the policies or payment to the Company of the entire amount of the premiums previously paid, or (c) the date of death of the last to die of Mr. Eisenberg and his wife, with respect to Mr. Eisenberg's Insurance Policies, and the last to die of Mr. Feinstein and his wife, with respect to Mr. Feinstein's Insurance Policies.

     Under the "split dollar" agreements, the premiums paid by the Company are to be returned to the Company, without interest, no later than the earlier to occur of (a) the death of the last spouse to die of the insured persons under each Insurance Policy, and (b) the surrender or termination of each Insurance Policy. Consequently, the Insurance Policies should not result in an expense to the Company, except to the extent of costs incurred (if any) for advancing the premiums. The repayment of premiums paid by the Company will be made either out of the insurance proceeds (if paid) or the cash surrender value of the Insurance Policies (if insurance proceeds are not paid). In the latter case, Messrs. Eisenberg and Feinstein and their wives are personally liable to the Company for the excess, if any, of the total amount of premiums paid by the Company for the Insurance Polices over the cash surrender values thereof.

              AGREEMENTS WITH MESSRS. TEMARES, STARK AND FIORILLI

     Messrs. Temares, Stark and Fiorilli, as well as some other executives of the Company, have employment agreements with the Company. These agreements provide for severance pay equal to three years' salary if the Company terminates their employment (subject to reduction under certain circumstances) and one year's severance pay if the executive voluntarily leaves the employ of the Company. These agreements also contain non-competition and confidentiality provisions.

                              CERTAIN TRANSACTIONS

     Petitti, Eisenberg & Gamache, P.C., an accounting firm, provides payroll related services to the Company. Raymond Eisenberg, a brother of Warren Eisenberg is employed at Petitti, Eisenberg & Gamache, P.C. During fiscal 1999, the Company paid approximately $557,000 in fees to Petitti, Eisenberg & Gamache, P.C.

     In fiscal 1999, the Company made charitable contributions in the aggregate amount of $488,000 to the Mitzi and Warren Eisenberg Family Foundation, Inc. and the Feinstein Family Foundation, Inc. Messrs. Eisenberg and Feinstein and their family members are the trustees for these not-for-profit charitable foundations. Messrs. Eisenberg and Feinstein also made charitable contributions to these foundations. The foundations gave more money to charities than the amount contributed by the Company.

                         STOCK PRICE PERFORMANCE GRAPH
[STOCK PRICE PERFORMANCE GRAPH]

                                                                                      S&P SPECIALTY RETAIL   S&P RETAIL COMPOSITE
                                         BED BATH & BEYOND        S&P 500 INDEX              INDEX                  INDEX
                                         -----------------        -------------       --------------------   --------------------
2/26/95                                         100                    100                    100                    100
2/25/96                                         161                    135                     77                    111
3/1/97                                          196                    162                     98                    131
2/28/98                                         326                    215                    103                    198
2/27/99                                         444                    254                     83                    289
2/26/00                                         361                    273                     54                    257

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                FROM FEBRUARY 26, 1995 THROUGH FEBRUARY 26, 2000
                AMONG BED BATH & BEYOND INC., THE S&P 500 INDEX,
       THE S&P SPECIALTY RETAIL INDEX AND THE S&P RETAIL COMPOSITE INDEX

-----------------------------------------------------------------------------------------
                                2/26/95   2/25/96   3/1/97   2/28/98   2/27/99   2/26/00
-----------------------------------------------------------------------------------------
 Bed Bath & Beyond Inc.           100       161      196       326       444       361
-----------------------------------------------------------------------------------------
 S&P 500 Index                    100       135      162       215       254       273
-----------------------------------------------------------------------------------------
 S&P Specialty Retail Index       100        77       98       103        83        54
-----------------------------------------------------------------------------------------
 S&P Retail Composite Index       100       111      131       198       289       257
-----------------------------------------------------------------------------------------

---------------
* $100 invested on 2/26/95 in stock or index -- including reinvestment of dividends.

                        COMPLIANCE WITH THE EXCHANGE ACT

     The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership of common stock of the Company with the SEC and the Nasdaq National Market System. The officers and directors must also send copies of these reports to the Company. Based solely on reviewing these reports and on written statements by each executive officer and director that no other reports were required, the Company believes that the executive officers and directors of the Company complied with all applicable filing requirements during fiscal 1999.

                           NEXT YEAR'S ANNUAL MEETING

     Proposals which shareholders intend to present at the 2001 Annual Meeting of Shareholders must be received by the Company no later than April 7, 2001 to be presented at the meeting. To be eligible for inclusion in next year's proxy statement under the SEC's proxy rules, shareholder proposals must be received by the Company by January 22, 2001.

                                            WARREN EISENBERG,
                                            Co-Chairman and
                                            Co-Chief Executive Officer

                                            LEONARD FEINSTEIN,
                                            Co-Chairman and
                                            Co-Chief Executive Officer

Union, New Jersey
May 22, 2000

                                   EXHIBIT A
                            BED BATH AND BEYOND INC.
                             2000 STOCK OPTION PLAN

1.  Purpose.

     The purpose of the Bed Bath & Beyond Inc. 2000 Stock Option Plan (the "Plan") is to encourage and enable key employees (which term, as used herein, shall include officers), and directors of Bed Bath & Beyond Inc. or a parent (if any) or subsidiaries thereof (collectively, unless the context otherwise requires, the "Company"), consultants, and advisors to the Company, and other persons or entities providing goods or services to the Company to acquire a proprietary interest in the Company through the ownership of common stock of the Company. (Such directors, members, consultants, advisors, and other persons or entities providing goods or services to the Company and entitled to receive options hereunder being collectively referred to as the "Associates," and the relationship of the Associates to the Company being referred to as "association with" the Company.) Such ownership will provide such employees and Associates with a more direct stake in the future welfare of the Company and encourage them to remain employed by or associated with the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or association with the Company.

2.  Type of Options.

     Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Incentive options may only be granted to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

3.  Effective Date and Term of Plan.

     (a) The effective date of the Plan shall be March 1, 2000, the date the Plan was adopted by the Board of Directors of the Company (the "Board"), but only if the Plan is approved and ratified by the shareholders of the Company at the 2000 annual meeting of shareholders or any adjournment thereof.

     (b) No option shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan, but options previously granted may extend beyond that date.

4.  Administration.

     (a) The Plan shall be administered by one or more committees appointed from time to time by the Board (each such committee being referred to as a "Committee"). In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of employees and Associates with respect to which such Committee shall have the power to grant options. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to "the Committee" shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may only exercise the power and authority granted to "the Committee" by the Plan with respect to those employees and Associates that it has the power to grant options to as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more directors. A majority of the members of each Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of any Committee under the Plan may be made, without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. All members of each Committee shall be "non-employee directors" within the meaning of Rule 16(b)-3 under the Securities Act of 1933, as amended (the "Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"); provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant options to officers or directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any options granted to such officers and directors. If pursuant to the preceding sentence a Committee is required to be comprised of "non-employee directors" and "outside directors," then the members of such Committee shall not be eligible to receive options under the Plan. In the event that more than one Committee is appointed by the Board, the power to amend the Plan granted by
Section 10(b) hereof may only be exercised by a Committee all of whose members are "non-employee directors" and "outside directors" within the meaning of Rule 16(b)-3 under the Act and Section 162(m) of the Code.

     (b) The Committee shall have authority, not inconsistent with the express provisions of the Plan, (i) to grant options to such eligible employees and Associates of the Company as the Committee may select; provided, however, that
(a) the maximum number of options that may be granted under this Plan during any calendar year to any employee or Associate of the Company shall not exceed 200,000 shares (subject to any adjustment in accordance with Section 8(b)), and it is further provided that if the Committee grants to any employee or Associate during any calendar year options to purchase a number of shares that is less than 200,000, or does not grant any options during any calendar year to such employee or Associate, then the amount of such shortfall shall be carried forward and added to the maximum number of options which may be granted in a subsequent year to such employee or Associate, and (b) the maximum number of options that may be granted under this Plan to any employee or Associate of the Company over the term of the Plan shall not exceed 600,000 shares (subject to any adjustment in accordance with Section 8(b)); (ii) to determine the time or times when options shall be granted and the number of Shares subject to each option; (iii) to determine which options are, and which options are not, incentive options; (iv) to determine the terms and conditions of each option;
(v) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (vi) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (vii) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive on all persons participating in the Plan.

5.  Shares Subject to the Plan.

(a) Number of Shares.

     Subject to adjustment as provided in Section 8, the aggregate number of shares of the Company's common stock (the "Shares" or "Stock") that may be delivered upon the exercise of options granted under the Plan shall be 6,000,000. If any option granted under the Plan terminates without having been exercised in full, the number of Shares as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

(b) Shares to be Delivered.

     Shares delivered under the Plan shall be authorized but unissued Stock or, if the Committee so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

6.  Eligibility for Options.

     Employees and Associates of the Company eligible to receive options under the Plan shall be those employees and Associates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company shall not preclude an employee from receiving options or additional options under the Plan.

7.  Terms and Conditions of Options.

     (a) Special Rule for Incentive Options. Consistent with Section 422 of the Code and any regulations, notices or other official pronouncements of general applicability, to the extent the aggregate fair market value (determined in accordance with Section 7(b) as of the time the option is granted) of the shares of Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall not be treated as incentive options. Nothing in this special rule shall be construed as limiting the exercisability of any option, unless the Committee expressly provides for such a limitation at time of grant.

     (b) Exercise Price. The exercise price of each option shall be determined by the Committee, provided, however, that the exercise price per share of Stock shall not be less than 100% (110% for an incentive stock option granted to a greater than ten-percent shareholder) of the fair market value per share of Stock at the time the option is granted, and provided further, that after an option has been granted the exercise price shall not be reduced (subject to any adjustment in accordance with Section 8(b)). A "greater than ten-percent shareholder" shall mean for purposes of the Plan any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The fair market value of a share of Stock as of any date shall be determined for purposes of the Plan as follows: (i) if the Stock is listed on a securities exchange or quoted through the National Association of Securities Dealers Automatic Quotation ("NASDAQ") National Market System, the fair market value shall equal the mean between the high and low sales prices on such exchange or through such market system, as the case may be, on such day or in the absence of reported sales on such day, the mean between the reported bid and asked prices on such exchange or through such market system, as the case may be, on such day, (ii) if the Stock is not listed or quoted as described in the preceding clause but is quoted through NASDAQ (but not through the National Market System), the fair market value shall equal the mean between the bid and offered prices as quoted by the National Association of Securities Dealers through NASDAQ for such day and (iii) if the Stock is not listed or quoted on a securities exchange or through NASDAQ, then the fair market value shall be determined by such other method as the Committee determines to be reasonable and consistent with applicable requirements of the Code and the regulations issued thereunder applicable to incentive options; provided, however, that if pursuant to clause (i) or (ii) fair market value is to be determined based upon the mean of bid and asked prices and the Committee determines that such mean does not properly reflect fair market value, then fair market value shall be determined by the Committee as provided in clause (iii).

     (c) Duration of Options. An option shall be exercisable during such period or periods as the Committee may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the case of an incentive option granted to a "greater than ten-percent shareholder" as defined in Section 7(b)) from the date the option was granted or such earlier date as may be specified by the Committee at the time the option is granted.

(d) Exercise of Options.

     (1) At the time of the grant of an option, the Committee shall specify whether the option shall be exercisable in full at any time prior to the Final Exercise Date or in installments (which may be cumulative or noncumulative). In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

     (2) The award forms or other instruments evidencing incentive options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

     (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of Shares for which the option is exercised.

     (4) In the case of an option that is not an incentive option, the Committee shall have the right to require that the individual exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. In the case of an incentive option, if at the time the option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     (5) If an option is exercised by the executor or administrator of a deceased employee or Associate, or by the person or persons to whom the option has been transferred by the employee's or Associate's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(e) Termination of Employment.

     An employee's options shall terminate immediately upon the termination of his employment with the Company, subject to the following exceptions: (i) if the termination is by reason of the death or disability of the employee, the unexercised portion of such options shall continue to be exercisable for 12 months after such termination and (ii) if the termination is for any other reason, excluding termination for cause, the unexercised portion of such options shall continue to be exercisable for three months after such termination. Notwithstanding the foregoing, the Committee in its discretion in any particular case may provide that upon termination of an employee's employment with the Company, the unexercised portion of his options shall continue to be exercisable for a longer or shorter period than the period provided for in the preceding sentence; provided, however, that (A) in the case of an incentive option, the Committee may not provide for a shorter or longer period after the option is granted and, in any event, may not provide for a longer period except in the case where the employee's employment is terminated by reason of death and (B) in the case of an option that is not an incentive option, the Committee may not provide for a shorter period after the option is granted. For purposes of this
Section 7(e), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

(f) Payment for Stock.

     Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the Committee (not later than the time of grant, in the case of an incentive option), (A) through the delivery of shares of Stock (including shares acquired under the option then being exercised) having a fair market value (determined as provided in Section 7(b)) on the date of exercise equal to the purchase price or (B) by a combination of cash and Stock as provided in clauses (i) and (ii)(A) above or (C) by delivery of a promissory note of the option holder to the Company, such note to be payable in the case of an incentive option, on such terms as are specified in the option (except that, in lieu of a stated rate of interest, an incentive option may provide that the rate of interest on the note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Stock) and the option holder's promissory note; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash or by a combination of cash and Stock.

(g) Delivery of Stock.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan. The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Act, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(h) Nontransferability of Options.

     In the case of an option which is not an incentive stock option, the Committee may provide that options may be transferred to the extent and subject to such limitations as the Committee may specify.

(i) Restrictions on Stock.

     The Committee may provide that shares of Stock purchased through the exercise of options under the Plan be subject to such restrictions on resale, including restrictions requiring resale to the Company at or below fair market value, or such other restrictions, as the Committee in its sole discretion shall determine, and shall take such steps as it deems necessary or appropriate to carry out the purposes of any such restriction.

8.  Mergers, Recapitalizations, etc.

     (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of the Company's assets (all the foregoing being referred to as "Acquisition Events"), then the Committee may in its discretion terminate all outstanding options by delivering notice of termination to each option holder; provided, however, that, during the 20-day period following the date on which such notice of termination is delivered, each option holder shall have the right to exercise in full all of his options that are then outstanding (without regard to limitations on exercise otherwise contained in the options). If an Acquisition Event occurs and the Committee does not terminate the outstanding options pursuant to the preceding sentence, then the provisions of Section 8(b) shall apply.

     (b) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock of securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee. The Committee may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. All determinations and adjustments made by the Committee pursuant to this Section 8(b) shall be binding on all persons.

     (c) The Committee may grant options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

9.  Limitation on Rights.

     Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

10. Effect, Discontinuance, Cancellation, Amendment and Termination.

     (a) Neither adoption of the Plan nor the grant of options to an employee shall affect the Company's right to grant to such employee options that are not subject to the Plan, to issue to such employees Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to employees.

     (b) The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend the Plan or any outstanding option for the purpose of satisfying the requirement of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted above) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) change the group of employees or Associates eligible to receive options under the Plan, (c) reduce the price at which options may be granted, (d) extend the time within which options may be granted,
(e) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (f) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any option holder (without such holder's consent) under any option previously granted.

                                     PROXY

                             BED BATH & BEYOND INC.

                               650 LIBERTY AVENUE
                            UNION, NEW JERSEY 07083

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Warren Eisenberg and Leonard Feinstein, or either one of them acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Bed Bath & Beyond Inc. held of record by the undersigned on May 12, 2000 at the Annual Meeting of Shareholders to be held on June 29, 2000 or any adjournment thereof.

                          (CONTINUED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                             BED BATH & BEYOND INC.

                                 JUNE 29, 2000


[ARROW GRAPHIC] Please Detach and Mail in the Envelope Provided [ARROW GRAPHIC]
-------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example.

         The Board of Directors Recommends a Vote "FOR" Proposal 1.

                  FOR  WITHHELD
1. ELECTION OF   [  ]    [  ]                         Nominees:
   DIRECTORS                                                   Steven H. Temares
                                                               Klaus Eppler

   For, except vote WITHHELD from the following nominee:

   ------------------------------

2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP:

   The Board of Directors Recommends a Vote           FOR   AGAINST   ABSTAIN
     "FOR" Proposal No. 2.                            [ ]     [ ]       [ ]

3. RATIFICATION OF THE ADOPTION OF THE 2000
     STOCK OPTION PLAN:

   The Board of Directors Recommends a Vote
     "FOR" Proposal No. 3.                            [ ]     [ ]       [ ]

4. SHAREHOLDER PROPOSAL:

   The Board of Directors Recommends a Vote
     "AGAINST" Proposal No. 4.                        [ ]     [ ]       [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may be brought before the meeting.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED, FOR PROPOSALS 1, 2, AND 3, AND AGAINST PROPOSAL 4.

Signature
          ---------------------------------------------
Signature if held jointly
                          -----------------------------

Dated        2000
      ------

NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants both should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.